UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2017

SunCoke Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35782	35-2451470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (603) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

SunCoke Energy Partners, L.P. (the “Partnership”) has undertaken a refinancing of its capital structure which achieved the following objectives and is described in further detail below:

•	Issued $630.0 million principal amount of 7.50% Senior Notes due 2025 (the “Notes”) under a new, refreshed indenture which provides the flexibility to execute the Partnership’s strategy going forward; and

•	Amended and upsized its revolving credit agreement to $285.0 million while extending the maturity through 2022 (the “Credit Agreement”).

The net proceeds from the Notes offering, together with borrowings under the amended Credit Agreement and cash on hand, will be used to repay the Partnership’s existing debt outstanding. Following this refinancing, the Partnership expects to have approximately $200.0 million in pre-payable debt, providing the flexibility to achieve its delevering targets cost effectively.

Note Purchase Agreement

On May 19, 2017, the Partnership and SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and, collectively with the Partnership, the “Issuers”), together with certain other affiliated parties, entered into a note purchase agreement (the “Note Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers (the “Initial Purchasers”) with respect to the issue and sale by the Issuers of $630.0 million principal amount of the Notes.

A copy of the Note Purchase Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein. Payment and delivery of the Notes occurred on May 24, 2017.

The Partnership received net proceeds of approximately $611.2 million from the Notes offering. The Partnership intends to use the net proceeds from the Notes offering, together with borrowings under the amended Credit Agreement and cash on hand, to fund the purchase of its 7.375% senior notes due 2020 (the “2020 Senior Notes”) in a tender offer (the “Tender Offer”) and repay borrowings outstanding under its old credit facility, term loan and promissory note. The Tender Offer, which expired at 5:00 p.m., New York City time, on May 23, 2017, was made pursuant to an Offer to Purchase dated May 16, 2017. The Partnership intends to use the remaining net proceeds from the Notes offering to redeem outstanding 2020 Senior Notes.

The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Initial Purchasers and their respective affiliates are full service financial institutions. Certain of the Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Partnership and its general partner, for which they received or will receive customary fees and expenses. In particular, Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as dealer manager in connection with the Tender Offer and received customary expense reimbursement in connection therewith. In addition, affiliates of the Initial Purchasers were agents and/or lenders under the Partnership’s old revolving credit facility and term loan and the Initial Purchasers or their affiliates may be holders of the 2020 Senior Notes and, therefore, may receive a portion of the net proceeds from the Notes offering.

Indenture

The Notes were issued pursuant to an Indenture dated as of May 24, 2017 (the “Indenture”) among the Issuers, the several guarantors identified therein, and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes are the senior unsecured obligations of the Issuers, and are guaranteed on a senior unsecured basis by each of the Partnership’s existing and certain future subsidiaries (other than Finance Corp.). The Notes will mature on June 15, 2025, thus extending the maturity on the Partnership’s long-term senior unsecured debt. Interest on the Notes will accrue at the rate of 7.50% from May 24, 2017. Interest on the Notes is payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing on December 15, 2017.

The Issuers may redeem some or all of the Notes at any time on or after June 15, 2020 at specified redemption prices plus accrued and unpaid interest, if any, to the redemption date. Before June 15, 2020, and following certain equity offerings, the Issuers also may redeem up to 35% of the Notes at a price equal to 107.50% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to June 15, 2020, the Issuers may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

The Issuers are obligated to offer to purchase all or a portion of the Notes at a price of (a) 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain change of control events and (b) 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain asset dispositions. These restrictions and prohibitions are subject to certain qualifications and exceptions set forth in the Indenture, including without limitation, reinvestment rights with respect to the proceeds of asset dispositions.

The Indenture contains covenants that, among other things, limit the Partnership’s ability and the ability of certain of the Partnership’s subsidiaries to (i) incur indebtedness, (ii) pay dividends or make other distributions, (ii) prepay, redeem or repurchase certain subordinated debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates, (viii) enter into agreements restricting the ability of subsidiaries to pay dividends and (ix) consolidate or merge. These covenants are subject to a number of exceptions and qualifications set forth in the Indenture.

A copy of the Indenture is filed as Exhibit 4.1 to this report and is incorporated by reference herein.

The foregoing descriptions of the Note Purchase Agreement, the Indenture and the Notes are qualified in their entirety be reference to the actual terms of the respective documents.

Credit Agreement

On May 24, 2017, the Partnership, Haverhill Coke Company LLC, Middletown Coke Company, LLC, Gateway Energy & Coke Company, LLC, and certain other subsidiaries of the Partnership, as joint and several borrowers (the “Borrowers”), the several lenders party thereto from time to time and Bank of America, N.A., as administrative agent, entered into the amended Credit Agreement to provide additional flexibility by increasing the amount of total revolving commitments and extending the revolving termination date by four years from 2018 to 2022.

The Credit Agreement provides for a $285.0 million secured credit facility allowing for the borrowing of revolving loans and, subject to a $50.0 million sublimit, the issuance of letters of credit. Loans under the Credit Agreement bear interest, at the Partnership’s option, at a rate per annum equal to either the adjusted Eurodollar Rate (which is the London Interbank Offered Rate (“LIBOR”), which cannot be less than zero, adjusted for eurocurrency reserve requirements) for interest periods of one, two, three or six months plus a specified margin, or the Alternate Base Rate, plus a specified margin. The Alternate Base Rate is a fluctuating rate equal to the highest of (a) the Federal Funds Effective Rate (which cannot be less than zero) plus 0.50%, (b) the rate of interest publicly announced from time to time by Bank of America as its “prime rate” and (c) LIBOR plus 1.0%. The specified margin ranges from 0.75% to 1.75% for loans bearing interest at the Alternate Base Rate and from 1.75% to 2.75% for loans bearing interest at the adjusted Eurodollar Rate. The specified margin is calculated based upon the Partnership’s consolidated total leverage ratio from time to time.

Fees payable with respect to outstanding letters of credit range from 1.75% to 2.75% depending on the Partnership’s consolidated total leverage ratio from time to time and a fronting fee of 0.25% per annum. Unused commitments are subject to a commitment fee of 0.40% per annum.

The Credit Agreement matures on May 24, 2022, at which time all amounts then outstanding under the Credit Agreement will become due. Mandatory prepayments also will be required for certain sales of assets, certain events of loss, or incurrence of additional indebtedness not permitted under the Credit Agreement.

The Credit Agreement allows the Borrowers, subject to certain conditions, to obtain up to $200.0 million of incremental revolving loans or term loans subject to obtaining commitments from existing or additional lenders.

The Credit Agreement contains certain covenants, restrictions and events of default including, but not limited to, limitations on the ability of the Borrowers and their subsidiaries to (i) incur indebtedness, (ii) make distributions, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates and (viii) consolidate or merge. The Credit Agreement also contains financial covenants requiring the Partnership and its consolidated subsidiaries to maintain:

•	A maximum consolidated total funded debt to EBITDA ratio not to exceed (i) 4.5 to 1.0 for any period of four consecutive fiscal quarters, commencing with the fiscal quarter ending June 30, 2017 and for every fiscal quarter thereafter until but not including June 30, 2020 and (ii) 4.00 to 1.0 for any period of four consecutive fiscal quarters, commencing with the fiscal quarter ending June 30, 2020 and for every fiscal quarter thereafter until the maturity of the Credit Agreement. This ratio will be subject to a 0.50 increase during the remainder of any fiscal quarter and the three complete fiscal quarters following certain acquisitions with a fair market value greater than $75.0 million; and

•	A minimum EBITDA to interest expense ratio not to be less than 2.5 to 1.0 for any period of four consecutive fiscal quarters, commencing with the fiscal quarter ending June 30, 2017 and for every fiscal quarter thereafter until the maturity of the Credit Agreement.

If an event of default (as such term is defined in the Credit Agreement) occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement, termination of the lenders’ commitments thereunder, foreclosure on collateral, and all other remedial actions available to a secured creditor.

The obligations under the Credit Agreement are guaranteed by the Partnership’s subsidiaries and secured by liens on substantially all of the Partnership’s and the guarantors’ real and personal property assets pursuant to (i) an amended and restated guarantee and collateral agreement among the Partnership, the subsidiaries of the Partnership party thereto and Bank of America, N.A, as administrative agent and collateral agent for the secured parties and (ii) mortgages and deeds of trust covering properties in Illinois, Louisiana, and Ohio.

The Borrowers will use the proceeds of the Credit Facility to finance capital expenditures, acquisitions, working capital needs, the making of distributions, the repayment of other indebtedness, and for other general corporate purposes.

A copy of the Credit Agreement is filed as Exhibit 10.2 to this report and is incorporated by reference herein, and the foregoing description of the Credit Agreement is qualified in its entirety by reference to the actual terms of the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Item 8.01.	Other Events.

On May 24, 2017, the Partnership announced the expiration and results of the Tender Offer. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

On May 24, 2017, the Issuers delivered their Notice of Redemption for all of their outstanding 2020 Notes to The Bank of New York Mellon Trust Company, N.A., as trustee. The redemption price for the 2020 Notes will be equal to 103.688% of the principal amount of the 2020 Notes to be redeemed, plus accrued and unpaid interest to the redemption date. The redemption of the 2020 Notes is expected to occur on June 23, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated May 24, 2017, among SunCoke Energy Partners, L.P., SunCoke Energy Partners Finance Corp., the Guarantors named therein, and The Bank of New York Mellon, as trustee.

10.1	Note Purchase Agreement, dated May 19, 2017.

10.2	Amended and Restated Credit Agreement, dated May 24, 2017, among the SunCoke Energy Partners, L.P., Haverhill Coke Company LLC, Middletown Coke Company, LLC, Gateway Energy & Coke Company, LLC, and certain other subsidiaries of SunCoke Energy Partners, L.P., as joint and several borrowers, the several lenders party thereto from time to time and Bank of America, N.A., as administrative agent.

99.1	Press release announcing expiration and results of tender offer (May 24, 2017).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

	By:	SunCoke Energy Partners GP LLC, its general partner

Date: May 25, 2017	By:	/s/ Fay West
Fay West
Senior Vice President Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated May 24, 2017, among SunCoke Energy Partners, L.P., SunCoke Energy Partners Finance Corp., the Guarantors named therein, and The Bank of New York Mellon, as trustee.

10.1	Note Purchase Agreement, dated May 19, 2017.

10.2	Amended and Restated Credit Agreement, dated May 24, 2017, among the SunCoke Energy Partners, L.P., Haverhill Coke Company LLC, Middletown Coke Company, LLC, Gateway Energy & Coke Company, LLC, and certain other subsidiaries of SunCoke Energy Partners, L.P., as joint and several borrowers, the several lenders party thereto from time to time and Bank of America, N.A., as administrative agent.

99.1	Press release announcing expiration and results of tender offer.